Exhibit 99.1

Contact: Lendway, Inc. Biz McShane, CFO (763) 392-6200

FOR IMMEDIATE RELEASE

LENDWAY, INC. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS

MINNEAPOLIS, MN – March 27, 2025 – Lendway, Inc. (Nasdaq: LDWY) (“Lendway” or the “Company”) today announced its financial results for the fourth quarter and year-ended December 31, 2024 (“Q4”).

Overview

Fourth quarter fiscal year 2024

●	Net revenue was $6.2 million.
●	Gross loss was $0.6 million, or 9.4% of sales.
●	Operating loss of $3.9 million compared to an operating loss of $0.5 million in Q4 2023.
●	Net loss from continuing operations was $3.4 million compared to a loss of $0.4 million in Q4 2023.
●	Net loss attributable to Lendway was $2.9 million, or a loss of $1.66 per basic and diluted share, compared to net loss of $0.3 million, or $0.19 per basic and diluted share in Q4 2023.
●	Adjusted EBITDA was a loss of $2.7 million compared to a loss of $0.6 million in Q4 2023.
●	At December 31, 2024, cash and cash equivalents were $1.8 million and working capital was $11.0 million.
●	Cash used in continuing operations was $1.5 million compared to $0.6 million in Q4 2023.

Fiscal year 2024

●	Net revenue was $37.8 million.
●	Gross profit was $6.5 million, or 17.2% of sales.
●	Operating loss of $6.7 million compared to operating loss of $3.5 million in 2023.
●	Net loss from continuing operations was $6.9 million compared to a loss of $3.0 million in 2023.
●	Net loss attributable to Lendway was $5.7 million, or a loss of $3.24 per basic and diluted share, compared to net income of $2.4 million, or $1.36 per basic and diluted share in 2023.
●	Adjusted EBITDA was $1.0 million compared to a loss of $3.5 million in 2023.
●	Cash used in continuing operations was $4.1 million compared to $2.9 million in 2023.

Lendway’s Chairman and Co-Chief Executive Officer, Mark Jundt commented, “As we close the books on 2024, we reflect on what a significant year of change it has been. In the past year we closed on the acquisition of our tulip business, refreshed and updated our management team, and worked incredibly hard to integrate the Bloomia business and team into Lendway. I am extremely proud of what the team has accomplished in the past year, and very enthusiastic about the future.”

Dan Philp, Lendway’s Co-Chief Executive Officer also commented, “The fourth quarter is always a difficult one on paper given we are ramping up for our busy season, spanning from Valentine’s Day to Mother’s Day. But we are very pleased to close the year with $1.0 million of Adjusted EBITDA and huge momentum going into fiscal year 2025 due to a successful increase in bulb sourcing – especially impressive in a difficult harvest year due to unfavorable weather conditions – that we fully expect should lead to higher revenue over the next six months. The acquisition of Bloomia continues to impress, and we couldn’t be more excited for the future in this business.”

Q4 and Full Year 2024 Results

Net Revenue

Net revenue was $6.2 million in Q4 2024, with no revenue from continuing operations in Q4 2023.  All revenue was from Bloomia, which we acquired in February 2024.

Net revenue for 2024 was $37.8 million compared to no revenue from continuing operations in the prior period. For Bloomia, the first and second calendar quarters are normally the strongest sales quarters, with the first half of the year benefiting from Valentine’s Day, Easter season and the Spring season. As anticipated, due to the seasonality of the Bloomia business, revenue was expected to decline in the second half of the year.

Gross profit (loss)

Gross loss in Q4 2024 was $0.6 million, or 9.4% of sales, with no comparable measure in the prior period. We anticipated seasonality in sales, with those sales and related gross profit expected to be relatively stronger in the first and second quarters of the year.

Gross profit in 2024 was $6.5 million, or 17.2% of sales, with no comparable measure in the prior period. Excluding the non-cash inventory write-up adjustment resulting from the acquisition of Bloomia, gross profit was 21.3% of sales. We anticipated seasonality in sales, with those sales and related gross profit expected to be relatively stronger in the first and second quarters of the year.

Operating loss

The Company had an operating loss of $3.9 million in Q4 2024 compared to an operating loss of $0.5 million in Q4 2023. The increase in the loss relates to the operating loss associated with the acquisition of Bloomia.

Operating loss in 2024 was $6.7 million compared to operating loss of $3.5 million in the prior period. The operating loss in fiscal year 2024 includes $2.9 million of one-time acquisition and integration costs.

Net loss from continuing operations

Net loss from continuing operations was $3.4 million in Q4 2024 compared to a loss of $0.4 million in Q4 2023. The loss in the current period reflects a seasonally slow fourth quarter for Bloomia as well as the increase in interest expense related to financing the Bloomia acquisition.

In 2024, net loss from continuing operations was $6.9 million compared to a loss of $3.0 million in the prior period. The increase in the loss was primarily due to the increase in interest expense and one-time acquisition and integration costs related to the acquisition of Bloomia.

Net (loss) income attributable to Lendway

Net loss attributable to Lendway for Q4 2024 was $2.9 million, or a loss of $1.66 per basic and diluted share, compared to net loss of $0.3 million, or $0.19 per basic and diluted share, in Q4 2023. In Q4 2023, the Company had very limited activity as it prepared for the Bloomia acquisition.

Net loss attributable to Lendway for 2024 was $5.7 million, or a loss of $3.24 per basic and diluted share, compared to net income of $2.4 million, or $1.36 per basic and diluted share, for 2023. The net loss in 2024 includes $2.9 million of one-time acquisition and integration costs and $3.1 million of interest related to the Bloomia acquisition. In 2023, the Company benefitted from a $3.0 million gain from sale of discontinued operations and $2.4 million of income from its discontinued business, which it sold in August 2023.

As discussed above, we anticipated seasonality in sales, with those sales and related gross profit expected to be relatively stronger in the first and second quarters of the year. This results in expected losses in the fourth quarter of 2024 and for the full year because of one-time acquisition costs and non-cash amortization expense.

Adjusted EBITDA

In Q4 2024, adjusted EBITDA was a loss of $2.7 million, compared to a loss of $0.6 million in Q4 2023. The increase in the loss is a result of the acquisition of Bloomia, which has a seasonally slow fourth quarter.

In 2024, adjusted EBITDA, which excludes one-time acquisition and integration costs relating to the acquisition of Bloomia as well as other one-time charges, was $1.0 million, compared to a loss of $3.5 million in 2023. The increase is due to the acquired operations of Bloomia.

Bloomia Adjusted EBITDA

Bloomia has earned $3.7 million of adjusted EBITDA since acquisition. As discussed above, the seasonal Bloomia business had its strongest sales and earnings in the first two quarters of the year.

Balance Sheet

As of December 31, 2024, cash and cash equivalents totaled $1.8 million, compared to $16.1 million as of December 31, 2023. The decrease is attributed to Lendway funding the purchase of Bloomia with $9.2 million of cash on hand. Working capital (current assets less current liabilities) was $11.0 million at December 31, 2024, compared to $15.5 million at December 31, 2023. Debt, including a $3.6 million note payable to a related party, was $42.1 million as of December 31, 2024 and is primarily a result of the Bloomia acquisition.

About Lendway, Inc.

Lendway, Inc (Nasdaq: LDWY) is a specialty ag company focused on making, and managing, its ag investments in the U.S. and internationally. The Company is the majority owner of Bloomia, one of the largest producers of fresh cut tulips in the United States. For additional information, contact (800) 874-4648, or visit our website at www.lendway.com.  Investor inquiries can be submitted to info@lendway.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release that are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “anticipate,” “continue,” “ensure,” “expect,” “plan,” “remain,” “seek,” “will” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. Statements made in this press release regarding, for instance, the short- and long-term benefits of the Bloomia acquisition, potential growth, allocations of capital resources, and timing of future financial reporting, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. Factors that could cause our estimates and assumptions as to future performance, and our actual results, to differ materially include the following: (1) our ability to integrate and continue to successfully operate the newly acquired Bloomia business, (2) our ability to compete, (3) concentration of Bloomia’s historical revenue among a small number of customers, (4) changes in interest rates, (5) ability to comply with the requirements of the Credit Agreement, (6) economic and market conditions that may restrict or delay appropriate or desirable opportunities, (7) our ability to develop and maintain necessary processes and controls relating to our businesses, (8) reliance on key employees, (9) potential adverse classifications of our Company if we are unsuccessful in executing our business plans, (10) other economic, business, market, financial, competitive and/or regulatory factors affecting the Company’s businesses generally, (11) our ability to attract and retain highly qualified managerial, operational and sales personnel, and (12) the availability of additional capital on desirable terms, if at all. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2024 and additional risks, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with Lendway's filings with the SEC. Lendway assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

Lendway, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue, net	$6,192,000	$—	$37,773,000	$—
Cost of goods sold	6,774,000	—	31,264,000	—
Gross (loss) profit	(582,000)	—	6,509,000	—
Sales, general and administrative expenses	3,306,000	536,000	13,226,000	3,519,000
Operating loss	(3,888,000)	(536,000)	(6,717,000)	(3,519,000)
Foreign exchange difference, net	(410,000)	—	(400,000)	—
Interest expense (income), net	980,000	(193,000)	2,969,000	(518,000)
Other income, net	(53,000)	—	(56,000)	—
Loss from continuing operations before income taxes	(4,405,000)	(343,000)	(9,230,000)	(3,001,000)
Income tax (benefit) expense	(1,045,000)	24,000	(2,329,000)	20,000
Net loss from continuing operations	(3,360,000)	(367,000)	(6,901,000)	(3,021,000)
Income from discontinued operations, net of tax	22,000	52,000	224,000	2,474,000
(Loss) gain from sale of discontinued operations, net of tax	—	(9,000)	—	2,961,000
Net (loss) income including noncontrolling interest	(3,338,000)	(324,000)	(6,677,000)	2,414,000
Less: Net loss attributable to noncontrolling interest	(398,000)	—	(934,000)	—
Net (loss) income attributable to Lendway, Inc.	(2,940,000)	(324,000)	(5,743,000)	2,414,000
Other comprehensive loss (foreign currency translation)	(58,000)	—	(11,000)	—
Less: Comprehensive loss attributable to noncontrolling interest	(11,000)	—	(2,000)	—
Comprehensive (loss) income attributable to Lendway, Inc.	$(2,987,000)	$(324,000)	$(5,752,000)	$2,414,000

Net (loss) income per basic and diluted share attributable to Lendway, Inc.:
Continuing operations	$(1.67)	$(0.21)	$(3.37)	$(1.70)
Discontinued operations	0.01	0.02	0.13	3.06
Basic and diluted earnings per share	$(1.66)	$(0.19)	$(3.24)	$1.36

Shares used in calculation of net (loss) income per share:
Basic and diluted	1,770,000	1,744,000	1,770,000	1,781,000

SELECTED BALANCE SHEET DATA

	December 31, 2024	December 31, 2023
Cash and cash equivalents	$1,759,000	$16,077,000
Working capital	11,026,000	15,525,000
Total assets	99,985,000	16,673,000
Total debt	42,090,000	—
Total liabilities	88,091,000	1,141,000
Stockholders’ equity	11,894,000	15,532,000

Working capital represents current assets less current liabilities.

Non-GAAP Reconciliation

This press release includes adjusted EBITDA, which is a non-GAAP financial measure. Non-GAAP financial measures, which are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”), have been provided as information supplemental and in addition to the financial measures presented in accordance with GAAP. Such non-GAAP financial measures are not substitutes for, or as an alternative to, and should be considered in conjunction with, respective GAAP financial measures. The non-GAAP financial measures presented may differ from similarly named measures used by other companies.

Included below are reconciliations of EBITDA and adjusted EBITDA to net loss from continuing operations, the most directly comparable GAAP measure. We have included these non-GAAP performance measures as a comparable measure to eliminate the effects of non-recurring transactions that occurred during the three and twelve months ended December 31, 2024. We believe adjusted EBITDA provides meaningful supplemental information about our operating performance as this measure excludes amounts from net income from discontinued operations that we do not consider part of our core operating results when assessing our performance. Items excluded from adjusted EBITDA consist of acquisition-related costs and other costs, such as the cost of inventory that was stepped up to fair value as a result of the purchase accounting related to our acquisition of a majority interest in Bloomia. Adjusted EBITDA does not reflect our cash expenditures, the cash requirements for the replacement of depreciated and amortized assets, or changes in cash requirements for our working capital needs.

The following table reconciles net loss from continuing operations and adjusted EBITDA for the three and twelve months ended December 31, 2024 and 2023:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net loss from continuing operations	$(3,360,000)	$(367,000)	$(6,901,000)	$(3,021,000)
Interest expense (income), net	980,000	(193,000)	2,969,000	(518,000)
Income tax expense (benefit)	(1,045,000)	24,000	(2,329,000)	20,000
Depreciation and amortization	713,000	(29,000)	2,641,000	7,000
EBITDA	(2,712,000)	(565,000)	(3,620,000)	(3,512,000)
Acquisition and integration related costs	37,000	—	2,877,000	—
Step-up inventory written off	—	—	1,522,000	—
One-time waste costs	—	—	270,000	—
Non-operating (income) expense	—	—	(36,000)	—
Adjusted EBITDA	$(2,675,000)	$(565,000)	$1,013,000	$(3,512,000)

The following table reconciles Bloomia adjusted EBITDA to total Company adjusted EBITDA. Management excludes Lendway corporate overhead when evaluating its investment in Bloomia.

	Acquisition to	Year Ended
	December 31, 2024	December 31, 2024
	Bloomia	Lendway Overhead	Total
Loss from continuing operations before income taxes	$(6,668,000)	$(2,562,000)	$(9,230,000)
Depreciation and amortization	2,641,000	—	2,641,000
Interest expense (income)	3,127,000	(158,000)	2,969,000
EBITDA	(900,000)	(2,720,000)	(3,620,000)
Acquisition and integration related costs	2,877,000	—	2,877,000
Non-cash step-up inventory write-off	1,522,000	—	1,522,000
One-time waste costs	270,000	—	270,000
Non-operating income	(36,000)	—	(36,000)
Adjusted EBITDA	$3,733,000	$(2,720,000)	$1,013,000

We believe these non-GAAP financial measures will be useful to permit investors to compare results with prior periods that did not include the one-time events and the resulting accounting charges. Management has used EBITDA and Adjusted EBITDA (a) to evaluate our historical and prospective financial performance and trends as well as our performance relative to competitors and peers; (b) to measure operational profitability on a consistent basis; (c) in presentations to the members of our Board of Directors; and (d) to evaluate compliance with covenants and restricted activities under the terms of our Credit Agreement.